Exhibit 99.1

FOR RELEASE: Wednesday, Nov. 27, 2013

AMR CORPORATION EMERGENCE FROM CHAPTER 11 AND MERGER CLOSE EXPECTED ON DEC. 9

Notice Filed with U.S. Bankruptcy Court

FORT WORTH, Texas and TEMPE, Ariz, – Today, the U.S. Bankruptcy Court for the Southern District of New York approved the settlement of the lawsuit reached with the U.S. Department of Justice and certain states relating to the merger of AMR Corporation and US Airways Group, Inc. The court also ruled that the merger may be consummated despite the pendency of a private antitrust lawsuit. As a result of the Court’s rulings, AMR Corporation, the parent company of American Airlines, Inc., today filed with the U.S. Bankruptcy Court for the Southern District of New York a notice that the proposed effective date of the Plan of Reorganization will be Dec. 9, 2013.

Consummation of AMR’s Plan of Reorganization and the merger of US Airways Group, Inc. with and into a subsidiary of AMR Corporation is planned to be completed prior to the securities markets opening on Dec. 9, 2013. Assuming this expected schedule, the last day of trading of all outstanding securities of AMR, including the common stock trading under the symbol “AAMRQ,” and the common stock of US Airways Group, Inc. (NYSE: LCC) will be Dec. 6, 2013.

Upon the anticipated closing of the merger on Dec. 9, 2013, AMR Corporation will be renamed American Airlines Group Inc., with its common stock to be listed and traded on the NASDAQ Global Select Market under the symbol “AAL” and its preferred stock to be listed and traded on the NASDAQ Global Select Market under the symbol “AALCP.”

At the time the Plan of Reorganization becomes effective and the merger closes, each outstanding share of US Airways Group, Inc. common stock will be converted into one share of American Airlines Group Inc. common stock and substantially all pre-Chapter 11 unsecured claims against and outstanding equity securities of AMR Corporation will be satisfied by American Airlines Group Inc. common stock or preferred stock in accordance with the Plan of Reorganization.

For further information as to the treatment of claims and securities under the AMR Plan of Reorganization, please refer to: http://amrcaseinfo.com/plan.php.

About American Airlines

American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family

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of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American’s website, AA.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American’s AAdvantage® program, voted Airline Program of the Year at the 2013 Freddie Awards, lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,329 airports in 194 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways Group’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of the proposed transaction, including integrating operations and our ability to achieve anticipated annual net synergies of more than $1 billion in 2015; the effects of divestitures pursuant to the

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settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of US Airways Group common stock, AMR common stock and the common stock and preferred stock of American Airlines Group following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways Group’s and AMR generally, including those set forth in the filings of US Airways Group and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways Group assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Additional Information and Where To Find It

INVESTORS AND SECURITY HOLDERS OF US AIRWAYS GROUP ARE URGED TO READ THE RELEVANT DOCUMENTS FILED BY AMR AND US AIRWAYS GROUP WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of AMR’s and US Airways Group’s SEC filings through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways Group can be obtained free of charge on US Airways Group’s website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

Contacts:

AMR Media Relations (817) 967-1577 mediarelations@aa.com	US Airways Media Relations (480) 693-5729 media.relations@usairways.com